EXHIBIT 16.2

June 26, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4 of the WorldWater Corp. Form 8-K dated June 9, 2003, and have the following comments:

1.  We agree with the statements made in Item 4(a)(i), (ii), (iv), (v) and (vi).

2.  We  have  no basis on which to agree or disagree with the statements made in
Item 4(a)(iii) and Item 4(b).

Yours truly,



                               /s/  Alba Romeo & Co.
                               --------------------------
                               Alba Romeo & Co.



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